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                                                                  EXHIBIT 23.2


                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Sepracor Inc. on Form S-8 (File Nos. 33-43460, 33-48428, 333-05217,
333-05219, 333-94774, 333-48719, 333-05221, 333-58557, 333-58559, 333-58563,
33-48429, 33-63710 and 33-79724) and Form S-3 (File Nos. 333-460, 333-51879
and 333-75561) of our reports dated February 2, 1999, on our audits of the consolidated financial statements and financial statement schedule of BioSphere Medical, Inc. and subsidiaries (formerly known as BioSepra, Inc.) as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which reports are incorporated by reference in this Annual Report on Form 10-K/A.



                                                       /s/ Arthur Andersen LLP

Boston, Massachusetts
July 22, 1999